Exhibit 99.2
Investor Update
February 5, 2020
This investor update provides Spirit's first quarter and full year 2020 guidance. All data is based on preliminary estimates.

FIRST QUARTER 2020	1Q20E	1Q19A

Capacity - Available Seat Miles (ASMs) (%Change/Thousands)	Up 15.0%	9,829,044

Adjusted Operating Expense Ex-Fuel per ASM (%Change/Cents)(1)	Up 3.5% to 4.5%	5.46

Fuel Expense
Fuel gallons (Millions)	125	110
Fuel cost per gallon ($)(2)	$1.90	$2.09

Pre-tax Margin (%)	6.5% to 7.5%	8.6%

Wtd. Average Diluted Share Count (Millions)	68.6	68.5

Effective Tax Rate	25%	22.2%

FULL YEAR 2020	FY2020E	FY2019A

Capacity - Available Seat Miles (ASMs) (%Change/Thousands)	Up 17% to 19%	41,783,001

Adjusted Operating Expense Ex-Fuel per ASM (%Change/Cents)(1)	Up 1% to 2%	5.55

Fuel Expense
Fuel gallons (Millions)	540 to 549	471
Fuel cost per gallon ($)(2)	$2.05	$2.11

Pre-tax Margin (%)	About 12%	11.9%

Wtd. Average Diluted Share Count (Millions)	68.7	68.6

Effective Tax Rate	24%	23.2%

Full Year 2020 Guidance
Full Year 2020E

Estimated Cash Tax Rate(3)	1% to 2%

Capital Expenditures ($Millions)
Purchase of property and equipment, net of pre-delivery deposits and refunds:(4)	$710
Other capital expenditures	$110
Total capital expenditures	$820

Anticipated proceeds from issuance of long-term debt ($Millions)	$512

Payments for heavy maintenance events ($Millions)(5)	$100

Footnotes

(1)	Excludes special items which may include loss on disposal of assets, special charges, and other items.
(2)	Includes fuel taxes and into-plane fuel cost.
(3)	Spirit's cash tax rate differs from its effective tax rate primarily due to the benefit related to bonus depreciation on the acquisition of purchased aircraft.
(4)	Includes the purchase of 1 spare engine.
(5)	Payments for heavy maintenance events are recorded as "Deferred heavy maintenance" within "Changes in operating assets and liabilities" on the Company's cash flow statement.

Spirit Airlines, Inc.

Aircraft Delivery Schedule (net of Scheduled Retirements) as of February 5, 2020
	A319	A320 CEO	A320 NEO	A321 CEO	Total
Total Year-end 2019	31	64	20	30	145

1Q20	—	—	8	—	8
2Q20	—	—	4	—	4
3Q20	—	—	—	—	—
4Q20	—	—	3	—	3
Total Year-end 2020	31	64	35	30	160

1Q21	—	—	6	—	6
2Q21	—	—	6	—	6
3Q21	—	—	8	—	8
4Q21	—	—	6	—	6
Total Year-end 2021	31	64	61	30	186

Does not include 107 aircraft scheduled for delivery between 2022 and 2027.

Seat Configurations

A319	145
A320	182
A321	228

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act) which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the delivery schedule of aircraft on order, guidance and estimates for the first quarter and full year 2020 , including expectations regarding the delivery schedule of aircraft on order, announced new service routes, revenues, TRASM, cost of operations, operating margin, capacity, CASM, CASM ex-fuel, fuel expense, economic fuel cost, expected unrealized mark-to-market gains or losses, capital expenditures and other working capital requirements, aircraft rent, depreciation and amortization, fuel hedges and tax rates. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. References in this report to “Spirit,” “we,” “us,” “our,” or the “Company” shall mean Spirit Airlines, Inc., unless the context indicates otherwise. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.